As filed with the Securities and Exchange Commission on August 7, 2012.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address, including zip code, of each registrant’s principal executive offices)

The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan

(Full Title of the Plan)

Roger J. Patterson, Esq.

Associate General Counsel and Assistant Secretary

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for services)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	15,000,000 shares	$48.56	$728,400,000	$83,474.64

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Plan.
(2)	Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based upon the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on August 2, 2012.

INCORPORATION OF EARLIER REGISTRATION STATEMENT

This registration statement relates to the registration of 15,000,000 additional shares of the common stock, par value $0.01 per share, of The Walt Disney Company (the “Company”) reserved for issuance under the Company’s Amended and Restated 2011 Stock Incentive Plan. The contents of the Company’s registration statement on Form S-8 (File No. 333-176194) filed with the Securities and Exchange Commission (“SEC”) on August 10, 2011 are incorporated herein by reference, except as the same may be modified by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011, filed on November 23, 2011.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, filed on February 7, 2012, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 8, 2012, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed on August 7, 2012,and the Company’s Current Reports on Form 8-K filed on October 7, 2011, October 25, 2011, December 1, 2011, February 13, 2012, March 16, 2012 and June 11, 2012.

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on November 17, 1999.

All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 8.	Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Description

4.1	The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 16, 2012).

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 16, 2010).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 16, 2010).

5.1	Opinion of Roger J. Patterson, Associate General Counsel and Assistant Secretary.

23.1	Consent of Roger J. Patterson (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 7th day of August, 2012.

THE WALT DISNEY COMPANY

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary, Registered In-house Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James A. Rasulo, Alan N. Braverman and Roger J. Patterson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*/s/ Robert A. Iger Robert A. Iger	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2012

/s/ James A. Rasulo James A. Rasulo	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 7, 2012

/s/ Brent A. Woodford Brent A. Woodford	Senior Vice President—Planning and Control (Principal Accounting Officer)	August 7, 2012

*/s/ Susan E. Arnold Susan E. Arnold	Director	August 7, 2012

*/s/ John S. Chen John S. Chen	Director	August 7, 2012

*/s/ Judith E. Estrin Judith E. Estrin	Director	August 7, 2012

*/s/ Fred H. Langhammer Fred H. Langhammer	Director	August 7, 2012

*/s/ Aylwin B. Lewis Aylwin B. Lewis	Director	August 7, 2012

*/s/ Monica C. Lozano Monica C. Lozano	Director	August 7, 2012

*/s/ Robert W. Matschullat Robert W. Matschullat	Director	August 7, 2012

*/s/ Sheryl K. Sandburg Sheryl K. Sandburg	Director	August 7, 2012

*/s/ Orin C. Smith Orin C. Smith	Director	August 7, 2012

*By:	/s/ Alan N. Braverman
Alan N. Braverman Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	The Walt Disney Company Amended and Restated 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 16, 2012).

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 16, 2010).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 16, 2010).

5.1	Opinion of Roger J. Patterson, Associate General Counsel and Assistant Secretary.

23.1	Consent of Roger J. Patterson (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney.

4